As filed with the Securities and Exchange Commission
on May 9, 1997
								Registration No.__________
______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________


GREIF BROS. CORPORATION
(Exact name of Registrant as specified in its charter)

              Delaware	           		31-4388903
      (State of incorporation)		 (I.R.S. Employer
                                Identification No.)

  621 Pennsylvania Avenue, Delaware, Ohio 		    43015
  (Address of Principal Executive Offices)			(Zip Code)


GREIF BROS. CORPORATION
INCENTIVE STOCK OPTION PLAN
(Full Title of the Plan)

Michael J. Gasser, Chairman and Chief Executive Officer
Greif Bros. Corporation
621 Pennsylvania Avenue
Delaware, Ohio 43015
614-363-1271
(Agent for Service)



Copies to:
Allan Hull,
Vice President and General Counsel
6505 Wilson Mills Road

Mayfield Village, Ohio, 44143
(216) 461-8880






Index to Exhibits on pages 8 and 9

Calculation of Registration Fee

                          Proposed    Proposed
Title of     Amount to    Maximum     Maximum
Securities   be           Offering    Aggregate      Amount of
to be        Registered   Price Per   Offering       Registration
Registered   (1)          Share (2)   Price (2)      Fee
Class A      1,000,000    $25.875     $25,875,000    $7,841.00
Common
Stock,
without
Par Value


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares of Class A Common
Stock that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ
National Market System on May 6, 1997.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement.

(a)	Registrant's Annual Report on Form 10-K for the fiscal
year ended October 31, 1996, filed pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(b)	Registrant's quarterly report on Form 10-Q for the
fiscal quarter ended January 31, 1997, and all other reports, if any, filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended October
3l, 1996.

(c)	The description of Registrant's Class A Common Stock
contained in the Registration Statement on Form 8-A filed with the Commission on November 7, 1995, under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES

	Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

	Allan Hull, of Hull and Hull, Legal Counsel, whose attorney's opinion is attached as Exhibit 5, is the owner of 149,600 shares of the Class B Common Stock of the Company, and is the recipient of a non-statutory option of 10,000 Class A Common Stock under the Greif Bros. Corporation Incentive Stock Option Plan. Mr. Hull, as a non-employee director, also has been granted options for 4,000 shares of Class A Common Stock under the 1996 Directors' Stock Option Plan of the Company.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

	Article 46 of the Bylaws of the Company, as amended, provides:

	"Each director and officer of the Company shall be indemnified by the Company and saved harmless, whether or not then in office (and his heirs, executors and administrators) against all loss, expenses and damages sustained or reasonably incurred by him in connection with any action, suit or proceeding commenced or threatened, to which he may be a party by reason of his being or having been a director or officer of the Company, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for willful misfeasance, bad faith or negligence in the performance of his duties as such director or officer, and the foregoing indemnification shall not be exclusive of any other rights to which he may be entitled as a matter of law or otherwise."

	The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

	There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


Item 8.  EXHIBITS

Index to Exhibits

Exhibit
Number	Description of Document

4.1		Incentive Stock Option Plan (contained
     herein).

4.2		Copy of Amendment to the Company's
 				Certificate of Incorporation setting forth
	   	the current provisions covering the Class
     A and Class B Common Stock. Said amendment was adopted by the stockholders at their meeting on February 27, 1995 (contained herein).

5		Opinion of Hull and Hull (contained herein).

23.1		Consent of Price Waterhouse LLP (contained
      herein).

23.2		Consent of Hull and Hull (included in Exhibit
      5).

	24		Powers of Attorney (contained herein).

Item 9.	UNDERTAKINGS

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

		(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of
determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Delaware, State of Ohio, on the 8th day of April, 1997.

						GREIF BROS. CORPORATION


						By_/s/ Michael J. Gasser
							Michael J. Gasser
							Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


(Signature)	/s/ Michael J. Gasser

(Title)	 Michael J. Gasser			Chairman of the Board &
                             Chief Executive Officer
(Date)	April 8, 1997
                             (Principal Executive Officer)


(Signature)	/s/ William B. Sparks, Jr.

(Title)	 William B. Sparks, Jr.		  President, Chief
                                   Operating Officer and Director
(Date)	April 8, 1997



(Signature)	/s/ John K. Dieker

(Title)	John K. Dieker				       		Controller

(Date)	April 8, 1997		             (Principal Financial Officer
                                   and Principal Accounting Officer)


(Signature)	/s/ Charles R. Chandler*

(Title)	 Charles R. Chandler
                                   Director
(Date)	April 8, 1997



(Signature)	/s/ Michael H. Dempsey*

(Title)	 Michael H. Dempsey
                                   Director
(Date)	April 8, 1997



(Signature)	/s/ Naomi C. Dempsey*

(Title)	 Naomi C. Dempsey
                                   Director
(Date)	April 8, 1997



(Signature)	/s/ Daniel J. Gunsett*

(Title)	 Daniel J. Gunsett
                                   Director
(Date)	April 8, 1997

(Signature)	/s/ Allan Hull*

(Title)	 Allan Hull
                                   Director
(Date)	April 8, 1997



(Signature)	/s/ Robert C. Macauley*

(Title)	 Robert C. Macauley
                                  Director
(Date)	April 8, 1997



(Signature)	/s/ David J. Olderman*

(Title)	 David J. Olderman
                                  Director
(Date)	April 8, 1997



(Signature)	/s/ J Maurice Struchen*

(Title)	 J Maurice Struchen
                                  Director
(Date)	April 8, 1997



	*The undersigned, Michael J. Gasser, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the other above-named persons pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration Statement.


(Signature)	/s/ Michael J. Gasser

(Title)	 Michael J. Gasser  			  		Attorney
                                   in Fact
(Date)	April 8, 1997


 INDEX TO EXHIBITS


Exhibit
Number	Description of Document

4.1		Incentive Stock Option Plan (contained herein).

4.2		Copy of Amendment to the Company's
   		Certificate of Incorporation setting forth the current provisions covering the Class
		   A Common and the Class B Common Stock.
		   Said amendment was adopted by the stock-
	   	holders at their meeting February 27, 1995 (contained herein).

5		Opinion of Hull and Hull (contained herein).

23.1		Consent of Price Waterhouse LLP (contained herein).

23.2		Consent of Hull and Hull (included in Exhibit 5).

24		Powers of Attorney	(contained herein).